Intuitive Surgical Announces Record $77.3 Million First Quarter Revenue, Up 86%

SUNNYVALE, CA -- 04/27/2006 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported first quarter 2006 revenue of $77.3 million, up 86% from $41.6 million for the first quarter of 2005. Higher revenue was driven by increased da Vinci® Surgical System sales and continued growth in recurring revenue.

Intuitive sold 35 da Vinci® Surgical Systems during the first quarter of 2006, compared with 19 in the first quarter of 2005. First quarter 2006 system sales were positively impacted by the launch of the new da Vinci® S™ System during the quarter as 25 of the 35 system sales were da Vinci® S™ Systems. First quarter 2006 system revenue increased 99% to $42.4 million from $21.3 million during the first quarter of 2005.

First quarter 2006 instrument and accessory revenue increased 81% to $23.3 million from $12.9 million during the first quarter of 2005. Instrument and accessory revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

                                                   Quarter Ended,
                                           --------------------------------
                                            3/31/06    3/31/05   Increase
                                           ---------- ---------- ----------
Revenue ($Millions)
-------------------
Systems                                    $     42.4 $     21.3 $     21.1
Instruments/Accessories                          23.3       12.9       10.4
Service/Training                                 11.6        7.4        4.2
                                           ---------- ---------- ----------
                                           $     77.3 $     41.6 $     35.7
                                           ========== ========== ==========

da Vinci® Surgical System Unit Sales             35         19         16
                                           ========== ========== ==========

First quarter 2006 operating income was $21.7 million compared with $8.9 million for the first quarter of 2005. The results for the first quarter of 2006 included $5.1 million of stock compensation expense in accordance with Statement of Financial Accounting Standards "SFAS" number 123R. Excluding this expense, first quarter 2006 operating income was $26.8 million.

As anticipated, during the first quarter of 2006, Intuitive began to report results on a fully taxed basis. The company's first quarter, 2006 effective tax rate was 39.6%, compared with 5.5% reported for the first quarter of 2005. Although the company has moved to fully taxed reporting, only a small portion of 2006 reported tax expense will result in cash outlay due to the anticipated utilization of net operating loss carry forwards.

Reported net income on a generally accepted accounting principles (GAAP) basis, which includes non-cash stock compensation expense, was $14.5 million, or $0.38 per diluted share, compared with $9.1 million, or $0.25 per diluted share, for the first quarter of 2005. Excluding the impact of stock compensation expenses, first quarter 2006 net income was $17.5 million, or $0.46 per share. A complete reconciliation between GAAP results and results excluding stock compensation is provided in the attached tables.

Intuitive ended the first quarter of 2006 with cash, cash equivalents and investments of $221.5 million, up $18.8 million from the previous quarter end. Cash provided by operations for the first quarter of 2006 was $16.1 million, net of $13.5 million utilized during the quarter to fund working capital requirements.

Commenting on the results Lonnie Smith, Chairman and CEO of Intuitive Surgical said, "We are very pleased with our first quarter revenue growth and the positive market response to our da Vinci® S™ System. We remain dedicated to taking surgery beyond the limits of the human hand™ and believe that our technology has broad and significant implications for the future of healthcare."

The company will report these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, da Vinci® S™ InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

                         INTUITIVE SURGICAL, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  Quarter Ended March 31,
                                                 --------------------------
                                                     2006          2005
                                                 ------------  ------------
Revenue:
    Products                                     $     65,668  $     34,183
    Services                                           11,590         7,431
                                                 ------------  ------------
Total revenue                                          77,258        41,614

Cost of revenue:
    Products                                           19,921        11,155
    Services                                            5,656         3,196
                                                 ------------  ------------
Total cost of revenue                                  25,577        14,351
                                                 ------------  ------------
    Gross profit                                       51,681        27,263

Operating costs and expenses:
    Selling, general, and administrative               23,810        14,204
    Research and development                            6,145         4,145
                                                 ------------  ------------
        Total operating costs and expenses             29,955        18,349
                                                 ------------  ------------
Income from operations                                 21,726         8,914
Other income, net                                       2,201           723
                                                 ------------  ------------
Income before income tax provision                     23,927         9,637
Income tax provision                                    9,469           533
                                                 ------------  ------------
Net income                                       $     14,458  $      9,104
                                                 ============  ============

Net earnings per share -
    Basic                                        $       0.40  $       0.26
                                                 ============  ============
    Diluted                                      $       0.38  $       0.25
                                                 ============  ============
Weighted average shares outstanding
    used to compute net earnings
    per share -
    Basic                                              36,379        34,517
                                                 ============  ============
    Diluted                                            37,824        37,021
                                                 ============  ============

                        INTUITIVE SURGICAL, INC.
   UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED
                       STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            Quarter Ended March 31, 2006
                        --------------------------------------
                                                                 Quarter
                                                                  Ended
                                       Non-GAAP                  March 31,
                                     (Pro Forma)    Non-GAAP       2005
                          Reported    Entries *   (Pro Forma)  As Reported
                        ------------ -----------  ------------ ------------
Revenue:
    Products            $     65,668 $         -  $     65,668 $     34,183
    Services                  11,590           -        11,590        7,431
                        ------------ -----------  ------------ ------------
Total revenue                 77,258           -        77,258       41,614

Cost of revenue:
    Products                  19,921        (471)       19,450       11,155
    Services                   5,656        (296)        5,360        3,196
                        ------------ -----------  ------------ ------------
Total cost of revenue         25,577        (767)       24,810       14,351
                        ------------ -----------  ------------ ------------

    Gross profit              51,681         767        52,448       27,263

Operating costs and
 expenses:
    Selling, general,
     and administrative       23,810      (3,199)       20,611       14,204
    Research and
     development               6,145      (1,098)        5,047        4,145
                        ------------ -----------  ------------ ------------
        Total operating
         costs and
         expenses             29,955      (4,297)       25,658       18,349
                        ------------ -----------  ------------ ------------
Income from operations        21,726       5,064        26,790        8,914
Other income, net              2,201           -         2,201          723
                        ------------ -----------  ------------ ------------
Income before income
 tax provision                23,927       5,064        28,991        9,637
Income tax provision           9,469       2,004        11,473          533
                        ------------ -----------  ------------ ------------
Net income              $     14,458 $     3,060  $     17,518 $      9,104
                        ============ ===========  ============ ============

Net earnings per share -
    Basic               $       0.40 $      0.08  $       0.48 $       0.26
                        ============ ===========  ============ ============
    Diluted             $       0.38 $      0.08  $       0.46 $       0.25
                        ============ ===========  ============ ============
Weighted average shares
 outstanding used to
 compute net earnings
 per share -
    Basic                     36,379                    36,379       34,517
                        ============              ============ ============
    Diluted                   37,824                    37,824       37,021
                        ============              ============ ============

* Non-GAAP (Pro forma) entries are to eliminate the impact of stock option expenses.

Note - To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we have presented “Non-GAAP (pro forma)” information, which reflects our results based on GAAP excluding stock compensation expense under SFAS 123R.
This “Non-GAAP” information is provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the “Non-GAAP” results provide useful information to both management and investors by excluding SFAS 123R compensation charges that we believe are not indicative of our core operating results. Further, these “Non-GAAP” results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with
GAAP, but should not be considered a substitute for, or superior to, GAAP results.

                      INTUITIVE SURGICAL, INC.
          UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS)

                                                   3/31/06       12/31/05
                                                 ------------  ------------
Cash, cash equivalents, and investments          $    221,491  $    202,739
Accounts receivable, net                               56,975        52,849
Inventory, net                                         20,368        15,170
Property and equipment, net                            53,861        52,225
Goodwill                                              124,638       124,638
Deferred tax assets                                    32,760        40,758
Other assets                                           14,410        13,208
                                                 ------------  ------------
     Total Assets                                $    524,503  $    501,587
                                                 ============  ============

Accounts payable and other accrued liabilities   $     28,015  $     33,485
Deferred revenue                                       27,797        25,511
                                                 ------------  ------------
     Total liabilities                                 55,812        58,996
Stockholders' equity                                  468,691       442,591
                                                 ------------  ------------
     Total liabilities and stockholders' equity  $    524,503  $    501,587
                                                 ============  ============

                      INTUITIVE SURGICAL, INC.
   UNAUDITED SELECTED CONSOLIDATED STATEMENT OF CASH FLOWS DATA
                         (IN THOUSANDS)

                                                     Three months ended
                                                 -------------------------
                                                   3/31/06       3/31/05
                                                 -----------   -----------
Net Income                                       $    14,458   $     9,104
Depreciation and amortization                          2,174         1,667
Deferred income tax                                    7,999             -
Stock option expense                                   5,064             -
Changes in operating assets and liabilities          (13,490)        1,635
Other, net                                               (89)          (58)
                                                 -----------   -----------
    Net cash provided by operating activities    $    16,116   $    12,348
                                                 ===========   ===========

                                                 -----------   -----------
Acquisition of property and equipment            ($    3,204)  ($    1,001)
                                                 ===========   ===========

                                                 -----------   -----------
Proceeds from issuance of common stock           $     6,501   $     6,958
                                                 ===========   ===========

Contacts:
Ben Gong
408-523-2175

Sarah Norton
408-523-2161